Exhibit 10.6

ADURO BIOTECH

STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

1. Definitions. Unless otherwise defined herein, the terms defined in the Aduro BioTech Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement.

2. Grant of Option. Pursuant to the terms and conditions set forth in the Notice of Stock Option Grant attached hereto, this Agreement, and the Plan, Aduro BioTech (the “Company”) grants to the optionee named in the Notice of Stock Option Grant (“Optionee”) on the date of grant set forth in the Notice of Stock Option Grant (“Date of Grant”) the option to purchase, at the exercise price set forth in the Notice of Stock Option Grant (“Exercise Price”), the number of Shares set forth in the Notice of Stock Option Grant. This option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option, as provided in the Notice of Stock Option Grant.

3. Exercise of Option. Subject to the other conditions set forth in this Agreement, all or part of this option may be exercised before its expiration or termination at the time or times set forth in the Notice of Stock Option Grant; provided, however, the Optionee shall cease vesting in this option on the Optionee’s Termination Date. In addition, in the event of a Change in Control before the Optionee’s Termination Date, this option shall be subject to Section 6.9 of the Plan. Notwithstanding anything herein to the contrary, this option may not be exercised until the stockholders of the Company have approved the Plan in accordance with Section 17 of the Plan. If the stockholders of the Company do not approve the Plan within the 12 months provided for in Section 17 of the Plan, then this option shall terminate as of the end of such 12-month period without consideration.

4. Term of Option. This option shall terminate, and all rights to purchase Shares hereunder shall cease, on the expiration date stated in the Notice of Stock Option Grant, or pursuant to the termination period set forth in the Notice of Stock Option Grant if sooner.

5. Non-Transferability of Option. This option shall be non-transferable by the Optionee other than by will or by the laws of descent and distribution, or to a revocable trust, and shall be exercisable during the lifetime of the Optionee only by the Optionee, or if this is a Non-Statutory Stock Option, also by the Optionee’s guardian or legal representative. After the death of the Optionee, this option may be exercised before its termination by the Optionee’s legal representative, heir, or legatee, to the extent permitted in the Plan. Upon any attempt to sell, transfer, assign, pledge, hypothecate, or otherwise dispose of this option (a “Transfer”), or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately be nullified. Until written notice of any permitted passage of rights under this option has been received by the Secretary of the Company, the Company, for all purposes, may regard the Optionee as the holder of this option.

6. Method of Exercise. The rights granted under this Agreement may be exercised by the Optionee, or by the person or persons to whom the Optionee’s rights under this Agreement shall have passed under the provisions of Section 5 hereof, by delivering to the Company in care of its Secretary at the Company’s principal office, written notice of the number of Shares with respect to which the rights are being exercised, accompanied by this Agreement for appropriate endorsement by the Company, such investment letter as may be required by Section 13, executed Stock Restriction Agreement described in Section 7, payment of the Exercise Price, satisfaction of all tax withholding obligations, and such other representations and agreements as may be required by the Administrator. The Exercise Price may be paid in (i) cash; (ii) check; (iii) if approved by the Administrator, other Shares having a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price; (iv) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator; (v) if approved by the Administrator, the Company’s retention of so many of the Shares that would otherwise have been delivered upon exercise of the Option as have a Fair Market Value on the exercise date equal to the aggregate Exercise Price of all Shares as to which the Option is being exercised, in which case the Option shall be surrendered and cancelled as to such Shares; or (vi) any combination of the foregoing methods of payment.

7. Stock Restriction Agreement. Notwithstanding any other provision of this Agreement to the contrary, the initial exercise of this option shall be conditioned upon the execution and delivery by the Optionee and, if applicable, his or her spouse, of a Stock Restriction Agreement (in the form attached hereto as Exhibit A). The certificates evidencing the Shares issued to the Optionee hereunder shall bear the legend required by the Stock Restriction Agreement. This provision may be waived by the Company in writing and shall terminate when the Common Stock becomes publicly traded.

8. Regulatory Compliance. The issue and sale of Common Stock pursuant to this Agreement shall be subject to full compliance with all then applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

9. Legends. The certificates evidencing the Common Stock issued upon exercise of this option, if any, shall bear the following legend, if applicable, at the time of exercise:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT OR SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

10. Modification and Termination. The rights of the Optionee are subject to modification and termination in certain events, as provided in the Plan.

11. Withholding Tax. As a condition to the exercise of this option, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal,

state, and local income and employment tax withholding requirements and any other tax withholding requirements that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Administrator may require for the satisfaction of any federal, state, and local income and employment tax withholding requirements and any other tax withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this option. The Optionee shall pay to the Company an amount equal to the withholding amount (or the Company may withhold such amount from the Optionee’s salary) in cash or check. At the Administrator’s election, the Optionee may pay the withholding amount with Shares (including previously vested Optioned Stock) or by the Company’s withholding Shares that otherwise would be issued to the Optionee pursuant to exercise of the Option, provided that payment in Shares shall be limited to the withholding amount calculated using the minimum statutory withholding rates interpreted in accordance with applicable accounting requirements; or by consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator.

12. Holder of Shares. Neither the Optionee nor the Optionee’s legal representative, legatee, or distributee shall be or be deemed a holder of any Shares subject to this option unless and until such Shares have been issued (as evidenced by the appropriate entry on the books of the books of the Company or of the Company’s duly authorized transfer agent) and such person has been issued a certificate or certificates therefor. No adjustment will be made for dividends or other rights for which the record date precedes the date such stock certificate or certificates are so issued.

13. Investment Covenant. The Optionee represents and agrees that if the Optionee exercises this option in whole or in part at a time when there is not in effect under the Securities Act, a registration statement relating to the Shares issuable upon exercise hereof and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of such Act, (i) the Optionee will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution thereof; (ii) if requested by the Company, upon such exercise of this option, the Optionee will furnish to the Company an investment letter in form acceptable to it; (iii) if requested by the Company, before selling or offering for sale any such Shares, the Optionee will furnish the Company with an opinion of counsel satisfactory to it to the effect that such sale may lawfully be made and will furnish it with such certificates as to factual matters as it may reasonably request; and (iv) certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer. Any person or persons entitled to exercise this option under the provision of Section 5 hereof shall furnish to the Company letters, opinions, and certificates to the same effect as would otherwise be required of the Optionee.

14. Nondisclosure. The grant and terms of this option are confidential and may not be disclosed by Optionee to any other person, including other employees of the Company and other participants in the Plan, without the express written consent of the Company’s President. Notwithstanding the foregoing, the Optionee may disclose the grant and terms of this option to the Optionee’s family member, financial advisor, and attorney. Any breach of this provision will be deemed a material breach of this Agreement.

15. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California.

16. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted successors and assigns.

17. Plan. This Agreement is subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Optionee. The Optionee further acknowledges receipt of a copy of the Stock Restriction Agreement. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator upon any questions arising under the Plan, this Agreement, and Notice of Stock Option Grant.

18. Rights to Future Employment. This option does not confer upon the Optionee any right to continue in the Service of the Company or any Affiliate, nor does it limit the right of the Company to terminate the Service of the Optionee at any time.

19. Market Standoff. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Standoff”) shall be in effect for such period following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization, or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted, or additional securities that are by reason of such transaction distributed with respect to any Shares subject to the Market Standoff, or into which such Shares thereby become convertible, shall immediately be subject to the Market Standoff. In order to enforce the Market Standoff, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable standoff period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section. This Section shall not apply to Shares registered in the public offering under the Securities Act.

20. Entire Agreement. The Notice of Stock Option Grant, this Agreement, the Plan, and the Stock Restriction Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations, or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

ADURO BIOTECH, INC.

STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

(Time Based Vesting)

You have been granted the following option to purchase common stock of Aduro BioTech, Inc. (the “Company”). The terms and conditions of the option are set forth in this Notice of Stock Option Grant, in the attached Stock Option Agreement and in the Aduro BioTech Stock Incentive Plan. This Notice of Stock Option Grant is incorporated into and a part of the attached Stock Option Agreement (together, the “Agreement”).

Name of Optionee:

Total Number of Shares: (“Optioned Stock”)

Type of Option:	☐ Non-Statutory Stock Option ☐ Incentive Stock Option

Date of Grant:

Vesting Commencement Date:

Date Exercisable:

Exercise Price per Share:

Termination Period:	If the optionee ceases to be a Service Provider for a reason other than Cause (as determined by the Administrator), this option will terminate on the earliest of the following: (i) the Expiration Date set forth below, (ii) three months after the optionee’s Termination Date for any reason other than death or Disability, (iii) 12 months after the optionee’s Termination Date for Disability, (iv) 12 months after the optionee’s death, or (v) if the optionee’s Service is terminated for Cause, the optionee’s Termination Date. In no event may this option be exercised after the Expiration Date.

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of this Notice of Stock Option Grant, the Stock Option Agreement, and the Aduro BioTech Stock Incentive Plan, all of which are attached to and made a part of this document.

Dated:

OPTIONEE	ADURO BIOTECH, INC.

By:
Signature

Its:
Print Name

Social Security Number

ADURO BIOTECH, INC. - NOTICE OF EXERCISE OF STOCK OPTION BY OPTIONEE

Aduro BioTech, Inc.

626 Bancroft Way, #3C

Berkeley, CA 94710-2224

Attention: Secretary

Re:	Exercise of Stock Option to Purchase Shares of Company Stock (the “Option”)

[PRINT NAME OF OPTIONEE]

Pursuant to the Notice of Stock Option Grant with a Date of Grant of                 ,      and its Stock Option Agreement (collectively, the “Agreement”) between Aduro BioTech, Inc., a Delaware corporation, (the “Company”) and me, made pursuant to the Aduro BioTech, Inc. Stock Incentive Plan (the “Plan”), I hereby request to purchase                  Shares (whole number only and must be not less than one-hundred Shares or the remaining number of vested Shares subject to this Option) of common stock of the Company (the “Shares”), at the exercise price per Share specified in the Agreement. The exercise of the Option will be treated as the exercise of a Non-Statutory Stock Option except to the extent that the Option is specified as an Incentive Stock Option (“ISO”) in the Agreement and it still qualifies as an ISO at the time of exercise (and in such case will accordingly be treated as an ISO to such extent). I am hereby making full payment of the aggregate exercise price in accordance with the below form(s) of payment. I understand that the Shares certificate for this Option exercise will be issued and registered in my name. As a condition of this Option exercise, I further understand and agree that I shall timely satisfy any and all applicable tax withholding obligations and shall also timely execute and deliver to the Company any documentation required by the Company in accordance with the Plan or Agreement.

Percentage of Payment		Form of Payment As Provided In the Agreement

	%	Cash/My Personal Check/Cashier’s Check/Money Order (payable to Aduro BioTech, Inc.). If none of the below have been approved by the Plan Administrator then 100% of the exercise price must be paid by this alternative.

	%	If approved by Plan Administrator, Company retention of Shares subject to this Option exercise (with retained Shares valued at Fair Market Value on date of Option exercise).

	%	If approved by Plan Administrator, surrender of vested Shares (with surrendered Shares valued at Fair Market Value on date of Option exercise).
100%

I acknowledge that I have received, understand and continue to be bound by all of the terms and conditions set forth in the Plan and in the Agreement.

Dated:

(Optionee’s Signature)

(Full Address)

*THIS NOTICE OF EXERCISE FORM MAY BE REVISED BY THE COMPANY AT ANY TIME WITHOUT NOTICE.